Exhibit 99.1

                             Joint Filer Information

Date of Event Requiring
Statement:                      January 31, 2005

Issuer Name and Ticker or       Kmart Holding Corporation (KMRT)
Trading Symbol:

Designated Filer:               ESL Investments, Inc.

Other Joint Filers:             CRK Partners II, L.P., CRK Partners, L.L.C., and
                                Edward S. Lampert

Addresses:                      The principal business address of each of the
                                Joint Filers above is 200 Greenwich Avenue,
                                Greenwich, CT 06830.


Signatures:                     CRK PARTNERS II, L.P.

                                By:  CRK Partners, L.L.C., as its general
                                     partner

                                By:  ESL Investments, Inc., its sole member

                                  By:  /s/ William C. Crowley
                                       ----------------------------
                                       Name:  William C. Crowley
                                       Title: President and COO

                                CRK PARTNERS, L.L.C.

                                By:  ESL Investments, Inc., its sole member

                                  By:  /s/ William C. Crowley_
                                       ----------------------------
                                       Name:  William C. Crowley
                                       Title: President and COO


                                /s/ Edward S. Lampert
                                ----------------------------
                                Edward S. Lampert